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                                                                     EXHIBIT 8.1

                                 Gage & Tucker
                               2345 Grand Avenue
                          Kansas City, Missouri 64108
                                 (816) 292-2000


                                February 4, 1994


AMC Entertainment, Inc.
106 West 14th Street
Kansas City, Missouri 64105

Dear Sir or Madam:


    We have acted as counsel to AMC Entertainment Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a Registration Statement on Form S-2 (Registration No. 33-51693; as amended to date, the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933 (the "Act"), relating to 4,600,000 shares of Convertible Preferred Stock, par value 66 2/3 CENTS per share. Except as otherwise defined in this letter, all capitalized terms used in this letter have the meanings given to them in the Prospectus which is part of the Registration Statement (the "Prospectus").



    The Prospectus states, in the section thereof entitled "Certain Federal Income Tax Consequences," that our firm has given an opinion that certain statements and conclusions set forth in such section are accurate in all material respects. This letter constitutes that opinion. We hereby confirm that the statements and conclusions set forth in the section of the Prospectus entitled "Certain Federal Income Tax Consequences," as conditioned, limited, and qualified therein: (i) are accurate in all material respects; and (ii) accurately describe the potential material federal income tax consequences of the purchase, ownership, and disposition of the Convertible Preferred.


    In rendering this opinion we have relied, as to matters of fact that have not been independently established, on representations made to us by the Company and on the factual information set forth in the Prospectus and other portions of the Registration Statement. In this regard, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the Prospectus in the section entitled "Certain Federal Income Tax Consequences." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                          Very truly yours,


                                          /s/_Gage & Tucker